UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2006
Asset Acceptance Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren, Michigan	48093

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:               586-939-9600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 14, 2006, the Compensation Committee of the Board of Directors of Asset Acceptance Capital Corp. (the “Company”) approved the Asset Acceptance Capital Corp. 2006 Incentive Compensation Plan for Management (the “2006 Management Bonus Plan”) subject to the Board of Directors’ adoption of the 2006 financial budget. On May 16, 2006, the Board of Director’s formally approved the 2006 financial budget presented by management. The 2006 Management Bonus Plan is intended to provide incentives to eligible employees (the “Participants”) to advance the interests of the Company and to attract and retain employees.
The 2006 Management Bonus Plan provides for the payment of cash bonuses to Participants, which includes the Company’s executive officers (including the named executive officers identified in the Company’s 2006 proxy statement who are currently with the Company, being the Chairman, President and CEO, the Vice President — Finance and Chief Financial Officer and the Vice President — Operations) and most of the other management employees of the Company.
Each Participant in the 2006 Management Bonus Plan can earn a target bonus, based upon a percentage of his or her base compensation paid in 2006, if the Company achieves a targeted EBITDA goal (as defined in the 2006 Management Bonus Plan) derived from the Company’s internal budget and if the Participant also meets personal objectives assigned to each Participant. If the Company achieves 110% or more of its EBITDA goal, the Participants can earn up to 200% of their target bonus. If the Company achieves 95% of its EBITDA goal, the Participants can earn up to 50% of their target bonus. In the event the Company achieves more than 95%, but less than 110% of its targeted EBITDA goal, then the target bonus earned by each Participant would be pro-rated. Generally, one-half of a Participant’s maximum bonus is determined solely by whether the Company attains its targeted EBITDA goal. The remaining one-half of each Participant's maximum bonus is earned based on whether each Participant attains his or her personal objectives. No bonus is earned if the Company does not attain at least 95% of its EBITDA goal.
The target bonus for each Participant is set by the Compensation Committee at a level consistent with each Participant’s responsibilities. The target bonus, expressed as a percentage of annual base compensation paid in 2006, ranges from 35% to 50% for the current named executive officers and is 35% for all other executive officers of the Company.
Neither the targeted EBITDA goal, nor the specific personal objectives for each of the named executive officers, has been included in this description or in the 2006 Management Bonus Plan in order to maintain the confidentiality of the Company’s confidential commercial or business information.
All cash bonuses under the 2006 Management Bonus Plan are earned upon the Board of Directors approval of the 2006 audited financial statements and computation of the EBITDA resulting from such approved financial statements. If a Participant’s employment is terminated for any reason prior to the approval of the 2006 audited financial statements, the cash bonus for that Participant is forfeited. Any deviations from the 2006 Management Bonus Plan must be approved by the Compensation Committee.
The above descriptions are subject to, and qualified in their entirety by, the 2006 Management Bonus Plan which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibits
Exhibit Number
10.1 2006 Incentive Compensation Plan for Management

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
September 21, 2006	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2006 Incentive Compensation Plan for Management